Exhibit 99.1

BIOSTAR PHARMACEUTICALS, INC. APPOINTS NEW CHIEF FINANCIAL OFFICER

XIANYANG, China, July 6, 2010 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (BSPM.Nasdaq) ("Biostar" or "the Company"), the Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin-Aoxing Oleanolic Acid Capsule, and other pharmaceutical products, today announced that Mr. Deyin “Bill” Chen has been appointed Chief Financial Officer, effective July 1, 2010.  Mr. Chen replaces Ms. Elaine Zhao, who resigned effective close of business on June 30, 2010.

Mr. Chen brings more than 13 years of multinational and Big 4 accounting experiences to Biostar.  His expertise includes financial management, financing transactions, corporate governance and investor relations.  Most recently, Mr. Chen was an independent advisor engaged in local RMB PE fundraising and providing M&A and PE advisory and due diligence services. Prior to that, Mr. Chen was a partner of Trenwith Securities LLC, where he was engaged in and executed cross-border equity financing for various Chinese companies. He was also a senior business advisor of Ernst & Young and a senior financial advisor of IBM Global Services. From 1997 to 2000, Mr. Chen was the CFO for China Operations of Ashland Inc.

Mr. Chen graduated with a Bachelor’s degree in Nuclear Physics from Fudan University, and Master of Science degree in Nuclear Engineering and Accountancy from University of Cincinnati. He also holds a MBA degree from York University.

“We are very pleased to have Bill join us as our Chief Financial Officer,” stated Mr. Ronghua Wang, Chairman and Chief Executive Officer of Biostar.  “His strong financial background and extensive investment experience, in addition to his bilingual skills and bicultural background, will strengthen our capabilities in the execution of our growth strategy, financial management and corporate communications.  We are confident that the new appointment will help create a stronger organization and facilitate our future growth.”

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical products for a variety of diseases and conditions. The Company's most popular product is its Xin-Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products and two prescription-based pharmaceuticals. The Company has adopted international standards, holds one patent and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our 10-K for the year ended December 31, 2009, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

For further information, contact:

Company:

Mr. Deyin “Bill” Chen, CFO
Tel: (86)138-161-00700
Email: bchen65@gmail.com